SanDisk Corporation
              Statement Regarding Computation of Per Share Earnings
                (In thousands, except per share data; unaudited)

                                                        Three months ended,
                                                              March 31,
                                                          1997         1996
                                                       -------      -------

Net income                                             $ 2,125      $ 3,054
Computations of weighted average common
    and common equivalent shares outstanding:
    Weighted average common
       shares outstanding                               22,398       22,024
    Common stock options                                 1,709        2,179
                                                       -------      -------
Shares used in computing net income
    per share                                           24,107       24,203
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Net income per share applicable
    to common stockholders                             $  0.09      $  0.13
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